UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2009

U.S. Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

40 Tower Lane 1st Floor Avon, CT	06001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (860) 678-7537

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.      Other Events.

As previously reported on January 16, 2008, U.S. Energy Systems, Inc. (the “Company”) and two of its subsidiaries, U.S. Energy Overseas Investments LLC and GBGH, LLC (“GBGH”), filed voluntary petitions to commence cases under chapter 11 of Title 11 of the United States Code on January 9, 2008 in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”).  On August 22, 2008, the Company and the two subsidiaries filed Plans of Reorganization with the Bankruptcy Court.

On February 23, 2009, GBGH filed with the Bankruptcy Court the First Amended Plan of Reorganization of GBGH, LLC (the “Amended Plan”) and the Disclosure Statement (the “Disclosure Statement”) with respect thereto.  The Amended Plan and the Disclosure Statement each remain subject to modification and revision.

A copy of the Amended Plan is attached hereto as Exhibit 99.1.  A summary of the Amended Plan, including a discussion of GBGH’s history, business, properties, and operations, and an analysis of the Amended Plan, is provided in the Disclosure Statement, a copy of which is attached hereto as Exhibit 99.2.

Any questions pertaining to the Amended Plan should be directed to Peter S. Partee Sr. at Hunton & Williams LLP, counsel for the debtors, phone number (212) 309-1056.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	First Amended Plan of Reorganization of GBGH, LLC
99.2	Disclosure Statement with respect to First Amended Plan of Reorganization of GBGH, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Systems, Inc.

By:	/s/ Richard Augustine
Richard Augustine
Chief Accounting Officer

Date:     February 26, 2009

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EXHIBIT INDEX

No.	Description

99.1	First Amended Plan of Reorganization of GBGH, LLC
99.2	Disclosure Statement with respect to First Amended Plan of Reorganization of GBGH, LLC

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